Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
INTRODUCTORY NOTE

On July 31, 2006, pursuant to the Agreement and Plan of Merger, dated as of June 27, 2006, among Magellan Health Services, Inc. (“Magellan”), Green Spring Health Services Inc. (a wholly-owned subsidiary of Magellan) (“Green Spring”), Magellan Sub Co. II, Inc. (a wholly-owned subsidiary of Green Spring), ICORE Healthcare LLC (“ICORE”), a Delaware limited liability company, and Raju Mantena, as representative of the unitholders of ICORE, Magellan Sub Co. II, Inc. merged with and into ICORE (the “Merger”). Magellan recorded the business combination using the purchase method of accounting. The following unaudited pro forma condensed combined financial statements give effect to this transaction.

As consideration for the Merger, Magellan paid a base price of approximately $210 million and ICORE’s unitholders, all of whom are members of ICORE’s management team, became entitled to a potential earn-out of $75 million.  Magellan may also be required to make a working capital adjustment payment for the benefit of ICORE’s unitholders as provided in the Merger Agreement.  The base price was payable in cash of $186 million and through a reinvestment in restricted stock of Magellan valued at $24 million, which stock will vest over three years, provided that the unitholders do not terminate their employment with Magellan or any subsidiary of Magellan.  The earn-out has two parts:  (i) up to $25 million based on earnings for the 18 month period ending December 31, 2007 and (ii) up to $50 million based on earnings in 2008.  The earn-out, if earned, is payable 33 percent in cash and 67 percent in restricted stock of Magellan that vests over two years after issuance.  Of the total amount of the base price, $25 million plus accrued interest will be deferred (the “Deferred Payment”) until the third anniversary of the closing date of the Merger, so as to be available to fund (i) potential working capital payments owing to Magellan and (ii) valid claims of indemnity Magellan may have against ICORE for losses sustained as a result of any breach that may be found to have occurred of a representation, warranty or covenant made by ICORE in or pursuant to the Merger Agreement, subject to certain limitations of time and amount on such indemnity claims.  Under certain circumstances relating to Magellan’s financial condition, such as its credit rating falling below a B or B2, Magellan will be required to deposit an amount equal to the Deferred Payment into an escrow account.

ICORE is a privately held specialty pharmaceutical management firm headquartered in Orlando, Florida, which works with health plans to manage specialty drugs used in the treatment of cancer, multiple sclerosis, hemophilia, infertility, rheumatoid arthritis, chronic forms of hepatitis and other diseases.

The purchase of ICORE was initially reported on a Current Report on Form 8-K dated and filed on August 2, 2006, and is being amended hereby to include the financial statements required by Item 9.01.

The transaction will be accounted for as a purchase of ICORE by Magellan under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combination. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by Magellan in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets is allocated to goodwill.

The unaudited pro forma condensed combined financial statements present the purchase of ICORE under the purchase method of accounting.  The unaudited pro forma condensed combined financial statements reflect the preliminary purchase price allocation based on Magellan’s estimate of the fair value of the assets acquired and liabilities assumed. The preliminary purchase allocation is subject to finalization of the valuation of intangible assets, and other assets acquired and liabilities assumed.

The unaudited pro forma condensed combined balance sheet of Magellan gives effect to the transaction as if it occurred on June 30, 2006. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2006 and the year ended December 31, 2005 give effect to the transaction as if it had occurred on January 1, 2005. The preliminary pro forma acquisition adjustments are based on available information and certain assumptions made by Magellan’s management and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information is not intended to represent what Magellan’s financial position was or results of operations would have been if the acquisition had occurred on those dates or to project Magellans’s financial position or results of operations for any future period. Since Magellan and ICORE were not under common control or management for any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A and results of the preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The unaudited pro forma statements do not reflect synergies, if any, expected from the combination of the two entities. The unaudited pro forma condensed combined financial statements and the accompanying notes thereto should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Magellan and ICORE. Magellan’s historical financial statements are included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005 and Magellan’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006. The historical financial statements and related notes thereto for ICORE for the year ended December 31, 2005 are attached as Exhibit 99.1 to this Form 8-K/A. The historic financial information of ICORE as of and, for the six months ended June 30, 2006 included in the pro forma condensed combined financial statements has been derived from the underlying accounting records of the businesses comprising ICORE.

There can be no assurance that Magellan will be successful in its efforts to integrate the operations of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2006
(in thousands)

	Historical		Pro Forma		Pro Forma
	Magellan	ICORE	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$224,573	$1,335	($162,238	)(A)	$63,670
Restricted cash	161,600	—	—		161,600
Accounts receivable, net	34,519	29,765	—		64,284
Short-term investments	52,925	—	—		52,925
Other current assets	35,609	3,108	—		38,717
Total Current Assets	509,226	34,208	(162,238)		381,196
Property and equipment, net	100,669	800	—		101,469

Long-term investments	3,512	—	—		3,512
Investments in unconsolidated subsidiaries	—	—	—		—
Deferred income taxes	80,065	—	—		80,065
Other long-term assets	7,065	30	—		7,095
Goodwill	366,822	—	144,908	(C)	511,730
Other intangible assets, net	39,021	—	41,500	(C)	80,521
Total Assets	$1,106,380	$35,038	$24,170		$1,165,588
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,320	$13,828	$—		$24,148
Accrued liabilities	51,526	3,200	17,180	(B)	71,906
Medical claims payable	142,639	—	—		142,639
Other medical liabilities	64,961	—	—		64,961
Current maturities of long-term debt and capital lease obligations	25,196	—	—		25,196
Total Current Liabilities	294,642	17,028	17,180		328,850

Long-term debt and capital lease obligations	25,231	—	—		25,231
Deferred credits and other long-term liabilities	90,408	—	25,000	(B)	115,408
Minority interest	242	—	—		242
Total Liabilities	410,523	17,028	42,180		469,731

Stockholders’ Equity:
Common stock	372	77	(77	)(D)	372
Additional paid-in capital	452,897	—	—		452,897
Retained earnings	237,443	17,933	(17,933	)(D)	237,443
Warrants outstanding	5,384	—	—		5,384
Accumulated other comprehensive loss	(239)	—	—		(239)
Total Stockholders’ Equity	695,857	18,010	(18,010)		695,857
Total Liabilities and Stockholders’ Equity	$1,106,380	$35,038	$24,170		$1,165,588

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Magellan	ICORE	Adjustments		Combined
Net revenue	$799,529	$57,589	$—		$857,118
Cost and expenses:
Cost of care	532,541	—	—		532,541
Cost of goods sold	—	43,848	—		43,848
Direct service costs and other operating expenses	168,072	4,204	—		172,276
Equity in earnings of unconsolidated subsidiaries	(390)	—	—		(390)
Depreciation and amortization	21,990	78	2,682	(C)	24,750
Interest expense	3,690	—	—		3,690
Interest income	(9,138)	—	2,633	(E)	(6,505)
Stock compensation expense	12,094	—	4,000	(I)	16,094
Gain on sale of assets	(5,148)	—	—		(5,148)
	723,711	48,130	9,315		781,156
Income from continuing operations before income taxes	75,818	9,459	(9,315)		75,962
Provision for income taxes	33,279	—	58	(G)	33,337
Income from continuing operations	$42,539	$9,459	$(9,373)		$42,625

Weighted average number of common shares outstanding—basic	36,852		182	(J)	37,034
Weighted average number of common shares outstanding—diluted	38,384		182		38,566

Income from continuing operations per common share —basic:	$1.15				$1.15

Income from continuing operations per common share —diluted:	$1.11				$1.11

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2005
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Magellan	ICORE	Adjustments		Combined
Net revenue	$1,808,003	$58,245	$—		$1,866,248
Cost and expenses:
Cost of care	1,204,659	—	—		1,204,659
Cost of goods sold	—	42,279	—		42,279
Direct service costs and other operating expenses	361,726	6,493	—		368,219
Equity in earnings of unconsolidated subsidiaries	(4,350)	—	—		(4,350)
Depreciation and amortization	49,088	79	5,363	(C)	54,530
Interest expense	44,005	—	—		44,005
Interest income	(17,464)	—	5,266	(F)	(12,198)
Stock compensation expense	15,807	—	8,000	(K)	23,807
Special benefits	(556)	—	—		(556)
Gain on sale of assets	(56,367)	—	—		(56,367)
	1,596,548	48,851	18,629		1,664,028
Income from continuing operations before income taxes and minority interest	211,455	9,394	(18,629)		202,220
Provision for income taxes	82,405	—	(3,694	)(H)	78,711
Income from continuing operations before minority interest	129,050	9,394	(14,935)		123,509
Minority interest, net	58	—	—		58
Income from continuing operations	$128,992	$9,394	$(14,935)		$123,451

Weighted average number of common shares outstanding—basic	35,966				35,966
Weighted average number of common shares outstanding—diluted	37,691				37,691

Income from continuing operations per common share —basic:	$3.59				$3.43

Income from continuing operations per common share —diluted:	$3.42				$3.28

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments relate to the Merger as if it had occurred as of June 30, 2006 for the unaudited pro forma condensed combined balance sheet, and as of January 1, 2005 for the unaudited pro forma condensed combined statements of income.  The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.  Amounts are in thousands.

(A)      Purchase Price

       The purchase price and related adjustments reflect the cash payment made for the purchase of ICORE, as follows:

Base purchase price	$210,000
Cash paid for professional fees, and other items	1,238
Working capital adjustment	17,180
Cash received from ICORE management for reinvestment in Magellan restricted stock	(24,000)
Total purchase price	204,418
Deferred purchase price payment	(25,000)
Deferred working capital adjustment	(17,180)
Net cash paid at closing	$162,238

(B)        Deferred Payments Related to the Acquisition of ICORE

These adjustments represent portions of the purchase price of ICORE that are deferred.  Approximately $25.0 million relates to an amount to be paid three years from the closing date, which is held to cover indemnity claims Magellan may have against ICORE.  Approximately $17.2 million relates to ICORE’s estimated working capital, with the final working capital settlement to be made approximately one year after the closing date.

(C)        Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of ICORE and is based on June 30, 2006 balances for pro forma purposes only.   These amounts differ from the preliminary allocation of purchase price based on the July 31, 2006 closing date balances.

Net tangible assets acquired	$18,010
Identified intangible assets	41,500
Goodwill	144,908
Total purchase price	$204,418

The purchase price has been allocated based upon the estimated fair value of net assets acquired at the date of acquisition. A portion of the excess purchase price over tangible net assets acquired has been allocated to identified intangible assets totaling $41.5 million, consisting of customer contracts which are being amortized over 3 to 10 years.  In addition, the excess of purchase price over tangible net assets and identified intangible assets acquired resulted in $144.9 million of non-tax deductible goodwill.

(D)       These adjustments represent the elimination of ICORE’s stockholders’ equity accounts.

(E)         This adjustment represents the elimination of interest income for the six months ended June 30, 2006, as a result of the reduction of cash balances used to fund the direct purchase of ICORE.

(F)         This adjustment represents the elimination of interest income for the year ended December 31, 2005, as a result of the reduction of cash balances used to fund the direct purchase price of ICORE.

(G)        This adjustment represents the effect on income tax provision resulting from the application of Magellan’s statutory tax rate for the six months ended June 30, 2006 to the income before taxes pertaining to ICORE and the Pro Forma Adjustments, which differs from the treatment of income taxes in ICORE’s historical financial statements, since ICORE formerly operated as a limited liability company and elected to be taxed as a partnership.

(H)       This adjustment represents the effect on income tax provision resulting from the application of Magellan’s statutory tax rate for the year ended December 31, 2005 to the income before taxes pertaining to ICORE and the Pro Forma Adjustments, since ICORE formerly operated as a limited liability company and elected to be taxed as a partnership.

(I)            This adjustments represents six months of stock compensation expense related to the purchase price of ICORE.  As discussed above, a portion of the base purchase  price was payable through a reinvestment in the restricted stock of Magellan valued at $24 million, which stock will vest over three years.  Based on a three year vesting, the amount of stock compensation expense recognized for the six months ended June 30, 2006 is approximately $4.0 million.

(J)           This adjustment represents the incremental increase to the weighted average common stock outstanding  based on the vesting of restricted stock issued related to the purchase.  As discussed above, a portion of the base purchase price was payable through a reinvestment in the restricted stock of Magellan valued at $24 million, which stock will vest over three years.  The adjustment to weighted average common shares outstanding for pro forma purposes assumes that restricted shares were granted on January 1, 2005 and that one third of such shares vested on January 1, 2006.

(K)       This adjustments represents twelve months of stock compensation expense related to the purchase price of ICORE.  As discussed above, a portion of the base price was payable through a reinvestment in the restricted stock of Magellan valued at $24 million, which stock will vest over three years.  Based on a three year vesting, the amount of stock compensation expense recognized for the year ended December 31, 2005 is approximately $8.0 million.